                                                                 Exhibit (1)(g)

                                CUSTODIAN AGREEMENT


     THIS AGREEMENT, dated as of ______________________, 1999 between NICHOLAS APPLEGATE INSTITUTIONAL FUNDS, an open-end management investment company organized under the laws of the State of Delaware and registered with the Securities and Exchange Commission under the 1940 Act (the FUND) on behalf of each of the portfolios listed on the attached Appendix "C" as the same may be amended from time to time (each a PORTFOLIO and collectively the PORTFOLIOS), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&CO. or the CUSTODIAN),


                                W I T N E S S E T H:

     WHEREAS, the Fund wishes to employ BBH&Co. to act as custodian for the Fund and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and BBH&Co. hereby agree, as follows:

1.   APPOINTMENT OF CUSTODIAN.   The Fund hereby appoints BBH&Co. as the Fund's
custodian, and BBH&Co. hereby accepts such appointment. All Investments of the Fund delivered to the Custodian or its agents or Subcustodians shall be dealt
with as provided in this Agreement.   The duties of the Custodian with respect
to the Fund's Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FUND.   The Fund hereby
represents, warrants and covenants each of the following:

          2.1 This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Fund. This Agreement does not violate any Applicable Law or conflict with or constitute a default under the Fund's prospectus or other organic document, agreement, judgment, order or decree to which the Fund is a party or by which it or its Investments is bound.

          2.2 By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Fund shall be deemed to have confirmed to the Custodian that the Fund has (a) assessed and accepted all material Country or Sovereign Risks and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Fund under the 1940 Act, and (iii) appropriately and adequately disclosed to its shareholders, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdictions.

          2.3 The Fund shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. In furtherance and not limitation of the foregoing, in the event the Fund utilizes any on-line service offered by the Custodian, the Fund and the Custodian shall be fully responsible for the security of its respective connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof.


3. REPRESENTATION AND WARRANTY OF BBH&CO. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

     BBH&Co. hereby further warrants to the Fund that as of the date of this Agreement it is maintaining a sufficient bankers blanket bond and hereby agrees to notify the Fund in the event its bankers blanket bond is canceled or otherwise lapses.

4. INSTRUCTIONS. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term INSTRUCTION shall mean a directive initiated by the Fund, acting directly or through its board of directors, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 4.

     4.1 AUTHORIZED PERSONS. For purposes hereof, an AUTHORIZED PERSON shall be a person or entity authorized to give Instructions for or on behalf of the Fund by written notices to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian, including without
limitation the Fund's Investment Adviser or Foreign Custody Manager.   The
Custodian may treat any Authorized Person as having full authority of the Fund to issue Instructions hereunder unless the notice of authorization contains
explicit limitations as to said authority.   The Custodian shall be entitled to
rely upon the authority of Authorized Persons until it receives appropriate written notice from the Fund to the contrary.

     4.2 FORM OF INSTRUCTION. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Fund from time to time unless the Fund shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

          4.2.1 FUND DESIGNATED SECURED-TRANSMISSION METHOD. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Fund or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process instructions received by such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the Authorized Person.

          4.2.2 WRITTEN INSTRUCTIONS. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

          4.2.3 OTHER FORMS OF INSTRUCTION. Instructions may also be transmitted by another means determined by the Fund or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

When an Instruction is given by means established under this Subsection 4.2, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian
and the Authorized Person with respect to such means of Instruction.   When an
Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of such Authorized Person for determining that
the particular means chosen is reasonable under the circumstances.   Oral
Instructions shall be binding upon the Custodian only if and when the Custodian
takes action with respect thereto.   With respect to telefax instructions, the
parties agree and acknowledge that receipt of legible Instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax Instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible or unauthorized telefax Instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to funds transfers performed in accordance with Instructions. In the event that a Fund's Transfer Services Agreement is executed between the Fund or an Authorized Person and the Custodian, such an agreement shall comprise a designation of form of a means of delivering Instructions for purposes of this Section 4.2.

     4.3 COMPLETENESS AND CONTENTS OF INSTRUCTIONS. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the Fund's Investments and upon any delivery and transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

          4.3.1  The transaction date and the date and location of settlement;

          4.3.2  The specification of the type of transaction;

          4.3.4 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description;

          4.3.5 The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian shall determine that an Instruction is either unclear or incomplete, the Custodian may give prompt notice of such determination to the Fund, and the Fund shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

     4.4 TIMELINESS OF INSTRUCTIONS. In giving an Instruction, the Fund shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such Instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Fund.

5. SAFEKEEPING OF FUND ASSETS. The Custodian shall hold Investments delivered to it or

Subcustodians for the Fund in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or
(b) pre-existing faults or defects in Investments that are delivered to the Custodian, or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of the Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

     5.1 USE OF SECURITIES DEPOSITORIES. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Fund or for benefit of clients of the Custodian generally on its own books.

     5.2 CERTIFICATED ASSETS. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

     5.3 REGISTERED ASSETS. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund or a nominee for any of the foregoing, and may be held in any manner set forth in paragraph 5.2 above with or without any identification of fiduciary capacity in such registration.

     5.4 BOOK ENTRY ASSETS. Investments which are represented by book-entry may be so held in an account maintained by the Book-Entry Agent on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository.

     5.5 REPLACEMENT OF LOST INVESTMENTS. In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or, if less, such other amount as shall be agreed by the parties as the date for settlement.

6. ADMINISTRATIVE DUTIES OF THE CUSTODIAN. The Custodian shall perform the following administrative duties with respect to Investments of the Fund.

     6.1 PURCHASE OF INVESTMENTS. Pursuant to Instruction, Investments purchased for the account of the Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

     6.2 SALE OF INVESTMENTS. Pursuant to Instruction, Investments sold for the account of the Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

     6.3 DELIVERY IN CONNECTION WITH BORROWINGS OF THE FUND OR OTHER COLLATERAL AND MARGIN REQUIREMENTS. Pursuant to Instruction, the Custodian may deliver Investments or cash of the Fund in connection with borrowings and other collateral and margin requirements.

     6.4 FUTURES AND OPTIONS. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Fund and a futures commission merchant regarding margin (TRI-PARTY AGREEMENT), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (MARGIN ACCOUNT), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Fund shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of the such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6 under the 1940

Act. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

     6.5 CONTRACTUAL OBLIGATIONS AND SIMILAR INVESTMENTS. From time to time, the Fund's Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.

     6.6 EXCHANGE OF SECURITIES. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of the Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

     6.7 SURRENDER OF SECURITIES. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

     6.8  RIGHTS, WARRANTS, ETC. Pursuant to Instruction, the Custodian shall
(a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deposit securities in response to any invitation for the tender thereof.

     6.9 MANDATORY CORPORATE ACTIONS. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund's account and promptly notify the Fund of such action, and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

     6.10 INCOME COLLECTION. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default, or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

     6.11 OWNERSHIP CERTIFICATES AND DISCLOSURE OF THE FUND'S INTEREST. The Custodian is hereby authorized to execute on behalf of the Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

     6.12 PROXY MATERIALS. The Custodian shall deliver, or cause to be delivered, to the Fund proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian or any nominee.

     6.13. TAXES. The Custodian shall, where applicable, assist the Fund in the reclamation of taxes withheld on dividends and interest payments received by the Fund. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Fund's tax status that is received from or on behalf of the Fund without duty of separate inquiry.

     6.14 OTHER DEALINGS. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made.


     The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Fund shall have the right to request an accounting with respect to such expenses.

     In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall provide to the Fund all material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely, be reversed by the Custodian.

     The Custodian may at any time or times in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (AGENTS), provided, however, that the appointment of such agent shall not relieve the Custodian of its administrative obligations under this Agreement.

7. CASH ACCOUNTS, DEPOSITS AND MONEY MOVEMENTS. Subject to the terms and conditions set forth in this Section 7, the Fund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Fund maintains Investments or in such other currencies as the Fund shall from time to time request by Instruction.

     7.1 TYPES OF CASH ACCOUNTS. Cash accounts opened on the books of the Custodian (PRINCIPAL ACCOUNTS) shall be opened in the name of the Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally (AGENCY ACCOUNTS). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not otherwise be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

     7.2 PAYMENTS AND CREDITS WITH RESPECT TO THE CASH ACCOUNTS. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund's Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

     7.3 CURRENCY AND RELATED RISKS. The Fund bears risks of holding or transacting in any currency. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country
(a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

     7.4 FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

               7.4.1 THIRD PARTY FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund's Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of United States Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, and (c) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

               7.4.2 FOREIGN EXCHANGE WITH THE CUSTODIAN AS PRINCIPAL. The Custodian may undertake foreign exchange transactions with the Fund as principal as the Custodian and the Fund may agree from time to time. In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction in the absence of specific agreement, such transaction will be performed in accordance with the usual commercial terms of the Custodian.

     7.5 DELAYS. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Fund: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and,
(b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. Except is set forth in Section 8.3, the Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian's own negligence or willful misconduct.

     7.6 ADVANCES. If, for any reason in the conduct of its safekeeping duties pursuant to Section 5 hereof or its administration of the Fund's assets pursuant to Section 6 hereof, the Custodian or any Subcustodian advances monies to facilitate settlement or otherwise for benefit of the Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Fund hereby does:

     7.6.1 acknowledge that the Fund shall have no right or title to any Investments purchased with such Advance save a right to receive such Investments upon: (a) the debit of the Principal or Agency Account; or, (b) if such debit would produce an overdraft in such account, other reimbursement of the associated Advance;

     7.6.2  grant to the Custodian a security interest in all Investments; and,

     7.6.3 agree that the Custodian may secure the resulting Advance by perfecting a security interest in all Investments under Applicable Law.

Neither the Custodian nor any Subcustodian shall be obligated to advance monies to the Fund, and in the event that such Advance occurs, any transaction giving rise to an Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made by a Subcustodian or any other person, the Custodian may assign the security interest and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund shall fail to repay when due the principal balance of an Advance and accrued and unpaid interest thereon, the Custodian or its assignee, as the case may be, shall be entitled to utilize the available cash balance in any Agency or Principal Account and to dispose of any Property to the extent necessary to recover payment of all principal of, and interest on, such Advance in full. The Custodian may assign any rights it has hereunder to a Subcustodian or third party. Any security interest in Investments taken hereunder shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as adopted in New York. Accordingly, the Custodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

     7.7 INTEGRATED ACCOUNT. Subject to Section 16 hereof, for purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in United States Dollars) shall collectively constitute a single and indivisible current account with respect to the Fund's obligations to the Custodian, or its assignee, and balances in such Principal Accounts shall be available for satisfaction of the Fund's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8. SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Subject to the provisions hereinafter set forth in this Section 8, the Fund hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

     8.1 DOMESTIC SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of the Fund in any Securities Depository in the United States, including The Depository Trust Company, The Participants Trust Company and the Federal Reserve Book-Entry System provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. With the prior approval of Fund which shall not be unreasonably withheld, the Custodian may, appoint any bank as defined in
Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under
Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States. Such appointment of domestic Subcustodians shall be subject to approval of the Fund in accordance with Section 8.2.1.

     8.2 FOREIGN SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian may deposit and/or maintain Investments of the Fund for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary, (at the direction of the Fund) to effect the Fund's transactions in such Investments, in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible foreign custodian" under Rule 17f-5 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-5") or which by order of the Securities and

Exchange Commission is exempted therefrom. Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an eligible foreign custodian under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund (including foreign currencies) of the Fund for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary, (at the direction of the Fund) to effect the Fund's transactions in such Investments. Such appointment of foreign Subcustodians shall be subject to approval of the Fund in accordance with Subsections 8.2.1 and 8.2.2.

          8.2.1 BOARD APPROVAL OF SUBCUSTODIANS. Unless and except to the extent that review of certain matters concerning the appointment of Subcustodians shall have been delegated to the Custodian pursuant to Subsection 8.2.2, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of the Fund obtain written confirmation of the approval of the Board of Trustees of the Fund with respect to (a) the identity of a Subcustodian, (b) the country or countries in which, and the Securities Depositories, if any, through which, any proposed Subcustodian is authorized to hold Investments of the Fund, and
     (c) the Subcustodian agreement which shall govern such appointment. Each such duly approved country, Subcustodian and Securities Depository shall be listed on Appendix A attached hereto as the same may from time to time be amended.

          8.2.2 DELEGATION OF BOARD REVIEW OF SUBCUSTODIANS. From time to time, the Custodian may offer to perform, and the Fund may accept such offer to perform, that the Custodian perform certain reviews of Subcustodians and of Subcustodian contracts as delegate of the Fund's Board. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of SCHEDULE "1" (Foreign Custody Manager Delegation Agreement) of this Agreement/the separate delegation agreement between the Fund and the Custodian.

     8.3 RESPONSIBILITY FOR SUBCUSTODIANS. With respect to those Subcustodians listed on Appendix "A" hereto, the Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts omissions of any Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant subcustodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred. In the countries indicated in Appendix "B" to this Agreement, the liability of the Custodian shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Subcustodian.

     8.4 NEW COUNTRIES. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed Investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such Investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of such local safekeeping agent with respect to such Investment shall be at the sole risk of the Fund, and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent.

9. RESPONSIBILITY OF THE CUSTODIAN. In performing its duties and obligations hereunder, the Custodian shall comply with all requirements of applicable law and shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected. Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred by the Fund in consequence of the Custodian's negligence, bad faith or willful misconduct. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Fund's Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

     9.1 LIMITATIONS OF PERFORMANCE. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

          9.1.1 FORCE MAJEURE. FORCE MAJEURE shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

          9.1.2 COUNTRY RISK. COUNTRY RISK shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and market factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are held and transactions in such Investment take place, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

          9.1.3 SOVEREIGN RISK. SOVEREIGN RISK shall mean, in respect of any jurisdiction, including the United States of America, where Investments are acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any

     Investment by any Governmental Authority, whether de facto or de jure, (iv) any devaluation or revaluation of the currency, (d) the imposition of taxes, levies or other charges affecting Investments, (vi) any change in the Applicable Law, or (e) any other economic or political risk incurred or experienced.

     9.2. LIMITATIONS ON LIABILITY. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

          9.2.1 FAILURE OF THIRD PARTIES. The failure of any third party including: (a) any issuer of Investments or book-entry or other agent of any issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, Foreign Custody Manager or other agent of the Fund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

          9.2.2 INFORMATION SOURCES. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

          9.2.3 RELIANCE ON INSTRUCTION. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Fund's declaration of trust or by-laws, Applicable Law, or actions by the trustees, or shareholders of the Fund.

          9.2.4 RESTRICTED SECURITIES. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Fund.


10. INDEMNIFICATION. The Fund hereby indemnifies the Custodian and each Subcustodian, and their respective agents, nominees and their partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction, provided that such performance was without negligence, bad faith or willful misconduct on the part of the Custodian or Subcustodian. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the Fund.

11.  REPORTS AND RECORDS.  The Custodian shall:

               11.1 create and maintain records relating to the performance of its obligations under this Agreement;

               11.2 make available to the Fund, its auditors, agents and employees, during regular business hours of the Custodian, upon reasonable request, all records maintained by the Custodian pursuant to Subsection
     11.1 above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

               11.3 make available to the Fund all electronic reports; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

     The Fund shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Fund delivers written notice of any such discrepancy or error within 60 days after its receipt thereof, such records shall be deemed to be true and accurate. It is understood that the Custodian now obtains and will in the future obtain information on the value of assets from outside sources which may be utilized in certain reports made available to the Fund. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information, provided such sources are selected and information is utilized with reasonable care.

     The books and records pertaining to the Fund and each designated series or portfolio of the Fund, which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Custodian shall, send copies of statements of custodial activity to the Fund and to its recordkeeping agent. Such statements shall include; statement of cash account(s) including transfers to and from such account(s), statements regarding receipt and delivery of securities and statements reflecting month end activity, such statements may also be available through BBH&Co.'s BIDS system.


     The Custodian shall enter into and shall maintain in effect, at no additional expense to the Fund, with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, the Custodian shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

12.  MISCELLANEOUS.

          12.1 PROXIES, ETC. The Fund will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be reasonably necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services to the Fund hereunder.

          12.2 ENTIRE AGREEMENT. Except as specifically provided herein, this Agreement constitutes the entire agreement between the Fund and the Custodian with respect to the subject matter hereof. Accordingly, this Agreement supersedes any custody agreement or other oral or written agreements heretofore in effect between the Fund and the Custodian with respect to the custody of the Fund's Investments.

          12.3 WAIVER AND AMENDMENT. No provision of this Agreement may be waived, amended or modified, and no addendum to this Agreement shall be or become effective, or be waived, amended or modified, except by an instrument in writing executed by the party against which enforcement of such waiver, amendment or modification is sought; provided, however, that an Instruction, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, shall be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.

          12.4 GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE LAWS OF CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN WITH RESPECT TO MATTERS RESULTING FROM THIS AGREEMENT.

          12.5 NOTICES. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested,
(c) by a nationally recognized overnight courier or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

          If to the Fund:

          Attn: Global Operations
          Nicholas Applegate Institutional Funds
          600 West Broadway San Diego, California 92101

          Telephone:  800-551-8045
          Facsimile:  619-645-4078


          If to the Custodian:

          Brown Brothers Harriman & Co.
          40 Water Street
          Boston, Massachusetts 02109
          Attn:  Manager, Securities Department
          Telephone:   (617) 772-1818
          Facsimile:   (617) 772-2263,

     or such other address as the Fund or the Custodian may from time to time designate in writing to the other.

          12.6 HEADINGS. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

          12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Fund and the Custodian.

          12.8 CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.


13. DEFINITIONS. For the purpose of this Agreement, the following defined terms will have the respective meanings set forth below.

     13.1 ADVANCE shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include amounts paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund.

     13.2 AGENCY ACCOUNT shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1.

     13.3   AGENT shall have the meaning set forth in the last system of Section
6.

     13.4 APPLICABLE LAW shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations licenses and permits; and (c) judgments, decrees, injunctions writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

     13.5 AUTHORIZED PERSON shall mean any person or entity authorized to give Instructions on behalf of the Fund in accordance with Section 4.1.

     13.6 BOOK-ENTRY AGENT shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

     13.7 CLEARING CORPORATION shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

     13.8 DELEGATION AGREEMENT shall mean any separate agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5.

     13.9 FOREIGN CUSTODY MANAGER shall mean the Fund's foreign custody manager appointed pursuant to Rule 17f-5.

     13.10 FUNDS TRANSFER SERVICES AGREEMENT shall mean any separate agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Fund.

     13.11  INSTRUCTION(S) shall have the meaning assigned in Section 4.

     13.12 INVESTMENT ADVISOR shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Fund's Investments.

     13.13 INVESTMENTS shall mean any investment asset of the Fund, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets.

     13.14 MARGIN ACCOUNT shall have the meaning set forth in Section 6.4 hereof.

     13.15 PRINCIPAL ACCOUNT shall mean deposit accounts of the Fund carried on the books of BBH&Co. as principal in accordance with Section 7.

     13.16 SAFEKEEPING ACCOUNT shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

     13.17 SECURITIES DEPOSITORY shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market.

     13.18 SUBCUSTODIAN shall mean each foreign bank appointed by the Custodian pursuant to Section 8, but shall not include Securities Depositories.

     13.19 TRI-PARTY AGREEMENT shall have the meaning set forth in Section 6.4 hereof.

     13.20  1940 ACT shall mean the Investment Company Act of 1940, as amended.


14. COMPENSATION. The Fund agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Fund and the Custodian in effect on the date hereof or as amended from time to time, and (b) all reasonable out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time. Amounts payable by the Fund under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.


15. TERMINATION. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

          15.1 NOTICE AND EFFECT. This Agreement may be terminated by either party by written notice effective no sooner than seventy-five days following the date that notice to such effect shall be delivered to other party at its address set forth in paragraph 12.5 hereof.

          15.2 SUCCESSOR CUSTODIAN. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Fund's Investments in accordance with Instructions.

          15.3 DELAYED SUCCESSION. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten days written notice to the Fund either (a) deliver the Investments of the Fund held hereunder to the Fund at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $2 million United States Dollars or equivalent and operating under the Applicable law of the jurisdiction where such Investments are located and qualified to act as a Custodian or Subcustodian of the Funds' Investments under the 1940 Act, such delivery to be at the risk of the Fund. In the event that Investments or moneys of the Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Fund to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.


16. LIMITATIONS ON LIABILITY. Pursuant to the Fund's Declaration of Trust, no trustee, officer, employee or agent of the Fund shall be subject to any personal liability whatsoever, in his or her official or individual capacity, to any person, including the Custodian or any Subcustodian, other than to the Fund or its shareholders, in connection with Fund property or the affairs of the Fund, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such person; and all persons shall look solely to the Fund property for satisfaction of claims of any nature against a trustee, officer, employee or agent of the Fund arising in connection with the affairs of the Fund. Moreover, notwithstanding any other provision of this Agreement to the contrary, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a designated series or Portfolio of the Fund shall be enforceable against the assets and property of such series or Portfolio only, and not against the assets and property of any other series or Portfolio.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
on behalf of each of the portfolios listed on the attached Appendix "C"

     By:
        -------------------------------


     By: BROWN BROTHERS HARRIMAN & CO.


     By:
        -------------------------------

                                                                 Exhibit (1)(g)

               BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK
                        NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                      APPENDIX A

COUNTRY        SUBCUSTODIAN                                             DEPOSITORIES
-------        ------------                                             ------------
ARGENTINA      BANKBOSTON, N.A., BUENOS AIRES                               Caja de Valores
                                                                                 CRYL
                 The First National Bank of Boston Agreement 1/5/88
                 Omnibus Amendment 2/22/94
                 Amendment 7/29/96

AUSTRALIA      NATIONAL AUSTRALIA BANK LTD., MELBOURNE                     Austraclear Ltd.
                                                                                CHESS
                 National Australia Bank Agt. 5/1/85                    Reserve Bank of Australia
                 Agreement Amendment 2/13/92
                 Omnibus Amendment 11/22/93

AUSTRIA        BANK AUSTRIA AG                                                   OeKB
                 Creditanstalt Bankverein Agreement 12/18/89
                 Omnibus Amendment 1/17/94

BAHRAIN        BRITISH BANK OF THE MIDDLE EAST, BAHRAIN FOR HONGKONG &           None
               SHANGHAI BANKING CORP. LTD.
                 Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                 Omnibus Supplement 12/29/93
                 Schedule 5/14/96
                 BBME Supplement 5/14/96
                 Side Letter Agreement dated 7/28/97

BANGLADESH     STANDARD CHARTERED BANK, DHAKA                                    None
                 Standard Chartered Bank Agreement 2/18/92
                 Omnibus Amendment 6/13/94
                 Appendix 4/8/96

BELGIUM        BANQUE BRUXELLES LAMBERT                                           CIK
                                                                        National Bank of Belgium
                 Banque Bruxelles Lambert Agt. 11/15/90
                 Omnibus Amendment 3/1/94

BERMUDA        THE BANK OF N.T. BUTTERFIELD & SON LTD., BERMUDA                  None
                 The Bank of N.T. Butterfield & Son Ltd.
                 Agreement 5/27/97

BOLIVIA        CITIBANK, N.A., LA PAZ, BOLIVIA                                    BCB
               ***REQUIRES ADDITIONAL DOCUMENTATION PRIOR TO
               INVESTMENT.***                                                     BBV
                 Citibank, N.A., New York Agt. 7/16/81
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96
                 Citibank N.A. Appointment Letter 4/13/98

BOTSWANA       STANBIC BANK BOTSWANA LIMITED FOR STANDARD BANK OF                 None
               SOUTH AFRICA
                 Standard Bank of South Africa Agreement 3/11/94
                 Subsidiary Amendment 9/29/97


                                PAGE 1 OF 9


COUNTRY        SUBCUSTODIAN                                             DEPOSITORIES
-------        ------------                                             ------------
BRAZIL         BANKBOSTON, N.A., SAO PAULO                                  BOVESPA
                                                                             CLC
                 The First National Bank of Boston Agreement 1/5/88
                 Omnibus Amendment 2/22/94
                 Amendment 7/29/96

BULGARIA       ING BANK, N.V., BULGARIA                                       CDAD
                                                                              BNB
                 ING Bank N.V. Agreement 9/15/97

CANADA         ROYAL BANK OF CANADA                                       Bank of Canada
                                                                              CDS
                 The Royal Bank of Canada Agreement 2/23/96

CHILE          CITIBANK, N.A., SANTIAGO                                       DCV
                 Citibank, N.A., New York Agt. 7/16/81
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96

CHINA          STANDARD CHARTERED BANK, SHANGHAI                            SSCCRC
                 Standard Chartered Bank Agreement 2/18/92
                 Omnibus Amendment 6/13/94
                 Appendix 4/8/96

CHINA          STANDARD CHARTERED BANK, SHENZHEN                             SSCC
                 Standard Chartered Bank Agreement 2/18/92
                 Omnibus Amendment 6/13/94
                 Appendix 4/8/96

COLOMBIA       CITITRUST COLOMBIA, S.A. SOCIEDAD FIDUCIARIA FOR
               CITIBANK, N.A.                                                 DCV
                 Citibank, N.A., New York Agt. 7/16/81                      Deceval
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96
                 Citibank, N.A./Cititrust Colombia Agreement 12/2/91
                 Citibank, N.A. Subsidiary Amendment 10/19/95

COSTA RICA     BANCO BCT S.A.                                                CEVAL
               ***REQUIRES ADDITIONAL DOCUMENTATION PRIOR TO
               INVESTMENT.***
                 Master Subcustodian Agreement 8/10/98

CROATIA        BANK AUSTRIA CREDITANSTALT CROATIA DD FOR BANK AUSTRIA         SDA
               AG
                 Creditanstalt AG / Bank Austria Creditanstalt
                 Croatia d.d. Agt. 9/1/98

CYPRUS         CYPRUS POPULAR BANK LTD.                                       None
               ***REQUIRES ADDITIONAL DOCUMENTATION PRIOR TO
               INVESTMENT.***
                 Cyprus Popular Bank Ltd. Agt. 2/18/98

CZECH REPUBLIC CITIBANK A.S. FOR CITIBANK N.A.                                SCP
                                                                       Czech National Bank
                 Citibank, N.A., New York Agt. 7/16/81
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96
                 Citibank N.A. / Citibank A.S. Agreement 6/24/96

DENMARK        DEN DANSKE BANK                                                VP
                 Den Danske Bank Agreement 1/1/89
                 Omnibus Amendment 12/1/93

                                  PAGE 2 OF 9

COUNTRY        SUBCUSTODIAN                                             DEPOSITORIES
-------        ------------                                             ------------
ECUADOR        CITIBANK, N.A., QUITO                                           Decevale
                  Citibank, N.A., New York Agt. 7/16/81
                  New York Agreement Amendment 8/31/90
                  New York Agreement Amendment 7/26/96
                  Citibank, Quito Side Letter 7/3/95

EGYPT          CITIBANK, N.A., CAIRO                                            MCSD
                  Citibank, N.A., New York Agt. 7/16/81
                  New York Agreement Amendment 8/31/90
                  New York Agreement Amendment 7/26/96

ESTONIA        HANSABANK, TALLIN FOR MERITA BANK                                ECDSL
               ***REQUIRES ADDITIONAL DOCUMENTATION PRIOR TO
                  INVESTMENT.***
                  Merita Bank Agreement 12/1/97

FINLAND        MERITA BANK                                                       FCSD
                  Union Bank of Finland Agreement 2/27/89
                  Omnibus Amendment 4/6/94

FRANCE         CREDIT AGRICOLE INDOSUEZ                                         SICOVAM
                                                                           Banque de France
                  Banque Indosuez Agreement 7/19/90
                  Omnibus Amendment 3/10/94

GERMANY        DRESDNER BANK                                                     DBC
                  Dresdner Bank Agreement 10/6/95

GHANA          MERCHANT BANK (GHANA) LIMITED FOR STANDARD BANK OF               None
               SOUTH AFRICA
               ***REQUIRES ADDITIONAL DOCUMENTATION PRIOR TO
                  INVESTMENT.***
                  Standard Bank of South Africa Agreement 3/11/94
                  Subsidiary Amendment 9/29/97

GREECE         CITIBANK, N.A., ATHENS                                   Apothetirion Titlon A.E.
                                                                            Bank of Greece
                  Citibank, N.A., New York Agt. 7/16/81
                  New York Agreement Amendment 8/31/90
                  New York Agreement Amendment 7/26/96

HONG KONG      STANDARD CHARTERED BANK,  HONG KONG                                HKSCC
                                                                                   CMU
                  Standard Chartered Bank Agreement 2/18/92
                  Omnibus Amendment 6/13/94
                  Appendix 4/8/96

HUNGARY        CITIBANK BUDAPEST RT. FOR CITIBANK, N.A.                          KELER Ltd.
                  Citibank, N.A., New York Agt. 7/16/81
                  New York Agreement Amendment 8/31/90
                  New York Agreement Amendment 7/26/96
                  Citibank, N.A. Subsidiary Amendment 10/19/95
                  Citibank, N.A. / Citibank Budapest Agreement 6/23/92
                  Citibank, N.A. / Citibank Budapest Amendment 9/29/92

INDIA          DEUTSCHE BANK, MUMBAI                                                 NSDL
                  Deutsche Bank Agreement 2/19/96


                                 PAGE 3 OF 9


COUNTRY        SUBCUSTODIAN                                             DEPOSITORIES
-------        ------------                                             ------------
INDONESIA      CITIBANK, N.A., JAKARTA                                           None
                  Citibank, N.A., New York Agt. 7/16/81
                  New York Agreement Amendment 8/31/90
                  New York Agreement Amendment 7/26/96

IRELAND        ALLIED IRISH BANKS PLC                                          CrestCo.
                                                                       Gilt Settlement Office
                  Allied Irish Banks Agreement 1/10/89
                  Omnibus Amendment 4/8/94

ISRAEL         BANK HAPOALIM B.M.                                       TASE Clearinghouse Ltd.
                  Bank Hapoalim Agreement 8/27/92

ITALY          BANCA COMMERCIALE ITALIANA                                      Monte Titoli
                                                                              Banca D'Italia
                  Banca Commerciale Italiana Agreement 5/8/89
                  Agreement Amendment 10/8/93
                  Omnibus Amendment 12/14/93

IVORY COAST    SOCIETE GENERALE DE BANQUES EN COTE D'IVOIRE FOR SOCIETE          DCBR
               GENERALE
                  Societe General Agreement 10/6/98

JAPAN          SUMITOMO BANK, LIMITED                                           JASDEC
                                                                             Bank of Japan
                  Sumitomo Bank Limited Agreement 3/16/98

JORDAN         ARAB BANK PLC                                                     None
                  Arab Bank PLC Agreement 4/5/95

JORDAN         BRITISH BANK OF THE MIDDLE EAST, JORDAN FOR HONGKONG &            None
               SHANGHAI BANKING CORP.
                  Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                  Omnibus Supplement 12/29/93
                  Schedule 5/14/96
                  BBME Supplement 5/14/96
                  Side letter Agreement dated 7/28/97

KENYA          STANBIC BANK KENYA LIMITED FOR STANDARD BANK OF SOUTH             None
               AFRICA
                  Standard Bank of South Africa Agreement 3/11/94
                  Subsidiary Amendment 9/29/97

KOREA          CITIBANK, N.A., SEOUL                                             KSD
                  Citibank, N.A., New York Agt. 7/16/81
                  New York Agreement Amendment 8/31/90
                  New York Agreement Amendment 7/26/96
                  Citibank, Seoul Agreement Supplement 10/28/94

LATVIA         SOCIETE GENERALE, RIGA BRANCH                                Bank of Latvia
                                                                                 LCD
                  Societe Generale, Riga Branch Agreement 5/12/98


                                PAGE 4 OF 9

COUNTRY        SUBCUSTODIAN                                             DEPOSITORIES
-------        ------------                                             ------------
LEBANON        BRITISH BANK OF THE MIDDLE EAST, LEBANON FOR HONGKONG &      Midclear
               SHANGHAI BANKING CORP.
                 Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                 Omnibus Supplement 12/29/93
                 Schedule 5/14/96
                 BBME Supplement 5/14/96
                 Side letter Agreement dated 7/28/97

LITHUANIA      VILNIAUS BANKAS, VILNIUS FOR  MERITA BANK                      CSDL
               ***REQUIRES ADDITIONAL DOCUMENTATION PRIOR TO
               INVESTMENT.***
                 Merita Bank Agreement 12/1/97

LUXEMBOURG     KREDIETBANK LUXEMBOURG                                        Cedel
                 Kredietbank Luxembourg Agt. 4/7/98

MALAYSIA       HONGKONG BANK MALAYSIA BERHAD FOR HONGKONG SHANGHAI      Bank Negara Malaysia
               BANKING CORP.                                                  MCD
                 Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                 Omnibus Supplement 12/29/93
                 Schedule 5/14/96
                 Malaysia Subsidiary Supplement 5/23/94
                 Side letter Agreement dated 7/28/97

MAURITIUS      HONGKONG & SHANGHAI BANKING CORP. LTD., MAURITIUS              CDS
                 Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                 Omnibus Supplement 12/29/93
                 Schedule 5/14/96

MEXICO         BANCO SANTANDER DE NEGOCIOS MEXICO, S.A. FOR BANCO             Indeval
               SANTANDER                                                  Banco de Mexico
                 Banco Santander Agreement 12/14/88
                 Banco Santander Agreement 12/14/88
                 Subsidiary Amendment 10/18/96

MOROCCO        BANQUE MAROCAINE DU COMMERCE EXTERIEUR                       MAROCLEAR
                 BMCE Agreement 7/6/94

MOROCCO        CITIBANK MAGHREB, CASABLANCA                                 MAROCLEAR
                 Citibank, N.A., New York Agt. 7/16/81
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96
                 Side Letter Agreement Pending

NAMIBIA        STANDARD BANK NAMIBIA FOR STANDARD BANK OF SOUTH               None
               AFRICA
                 Standard Bank of South Africa Agreement 3/11/94
                 Subsidiary Amendment 10/3/96

NETHERLANDS    ABN-AMRO BANK                                                 NECIGEF
                 ABN-AMRO Agreement 12/19/88

NEW ZEALAND    NATIONAL AUSTRALIA BANK LTD., AUCKLAND                         NZCSD
                 National Australia Bank Agt. 5/1/85
                 Agreement Amendment 2/13/92
                 Omnibus Amendment 11/22/93
                 New Zealand Addendum 3/7/89


                                  PAGE 5 OF 9

COUNTRY        SUBCUSTODIAN                                             DEPOSITORIES
-------        ------------                                             ------------
NIGERIA        STANBIC MERCHANT BANK NIGERIA LIMITED FOR STANDARD BANK          None
               OF SOUTH AFRICA
                 Standard Bank of South Africa Agreement 3/11/94
                 Subsidiary Amendment Pending

NORWAY         DEN NORSKE BANK                                                   VPS
                 Den norske Bank Agreement 11/16/94

OMAN           BRITISH BANK OF THE MIDDLE EAST, OMAN FOR HONGKONG &       Muscat Depository &
               SHANGHAI BANKING CORP. LTD.                              Securities & Registration
                                                                                  Co.
                 Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                 Omnibus Supplement 12/29/93
                 Schedule 5/14/96
                 BBME Supplement 5/14/96
                 Side letter Agreement dated 7/28/97

PAKISTAN       STANDARD CHARTERED BANK, KARACHI                                   CDC
                 Standard Chartered Bank Agreement 2/18/92
                 Omnibus Amendment 6/13/94
                 Appendix 4/8/96

PANAMA         BANKBOSTON, N.A., PANAMA                                        Latinclear
               ***REQUIRES ADDITIONAL DOCUMENTATION PRIOR TO
               INVESTMENT.***
                 The First National Bank of Boston Agreement 1/5/88
                 Omnibus Amendment 2/22/94
                 Amendment 7/29/96
                 Panama Amendment 10/17/96

PERU           CITIBANK N.A., LIMA                                               CAVALI
                 Citibank, N.A., New York Agt. 7/16/81
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96

PHILIPPINES    CITIBANK, N.A., MANILA                                            PCD
                                                                                 ROSS
                 Citibank, N.A., New York Agt. 7/16/81
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96

POLAND         CITIBANK (POLAND), S.A. FOR CITIBANK, N.A.                        NDS
                                                                       National Bank of Poland
                 Citibank, N.A., New York Agt. 7/16/81
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96
                 Citibank Subsidiary Amendment 10/30/95
                 Citibank, N.A. / Citibank Poland S.A. Agt. 11/6/92

PORTUGAL       BANCO COMERCIAL PORTUGUES                                         CVM
                 Banco Comercial Portugues 5/18/98

ROMANIA        ING BANK N.V., ROMANIA                                           SNCDD
                                                                                 BSE
                 ING Bank N.V. Agreement 9/29/97                                 NBR

RUSSIA         BANK CREDIT SUISSE FIRST BOSTON AO FOR CREDIT
               SUISSE, ZURICH                                                    VTB
               ***REQUIRES SIGNED AMENDMENT TO THE CUSTODIAN AGREEMENT
               PRIOR TO INVESTMENT.***
                 Credit Suisse, Zurich Agreement 4/30/96


                                  PAGE 6 OF 9

COUNTRY        SUBCUSTODIAN                                             DEPOSITORIES
-------        ------------                                             ------------
RUSSIA         CITIBANK T/O FOR CITIBANK, N.A.                               VTB
               ***REQUIRES SIGNED AMENDMENT TO THE CUSTODIAN AGREEMENT
               PRIOR TO INVESTMENT.***                                       NDC
                 Citibank, N.A., New York Agt. 7/16/81
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96
                 Citibank, N.A. Subsidiary Amendment 10/19/95
                 Citibank N.A. / Citibank T/O Agt. 6/16/97
                 Side Letter Agt. 8/18/97

SINGAPORE      STANDARD CHARTERED BANK, SINGAPORE                             CDP
                 Standard Chartered Bank Agreement 2/18/92
                 Omnibus Amendment 6/13/94
                 Appendix 4/8/96

SLOVAKIA       ING BANK N.V., BRATISLAVA                                     SCP
                                                                  National Bank of Slovakia
                 ING Bank N.V. Agreement 9/1/98

SLOVENIA       BANKA CREDITANSTALT D.D., LJUBLJANA                           KDD
                 Master Subcustodian Agreement 4/17/98
                 Amendment dated 4/17/98
                 Amendment dated 10/14/98

SOUTH AFRICA   STANDARD BANK OF SOUTH AFRICA                                 CD
                 Standard Bank of South Africa Agreement 3/11/94

SPAIN          BANCO SANTANDER                                              SCLV
                                                                       Banco de Espana
                 Banco Santander Agreement 12/14/88

SRI LANKA      HONGKONG & SHANGHAI BANKING CORP. LTD., COLOMBO               CDS
                 Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                 Omnibus Supplement 12/29/93
                 Schedule 5/14/96

SWAZILAND      STANBIC BANK SWAZILAND LIMITED FOR STANDARD BANK OF           None
               SOUTH AFRICA
                 Standard Bank of South Africa Agreement 3/11/94
                 Subsidiary Amendment 9/29/97

SWEDEN         SKANDINAVISKA ENSKILDA BANKEN                                 VPC
                 Skandinaviska Enskilden Banken Agreement 2/20/89
                 Omnibus Amendment 12/3/93

SWITZERLAND    UBS AG                                                        SEGA
                 Union Bank of Switzerland Agreement 12/20/88
                 Omnibus Amendment 11/29/94

TAIWAN         STANDARD CHARTERED BANK, TAIPEI                               TSCD
                 Standard Chartered Bank Agreement 2/18/92
                 Omnibus Amendment 6/13/94
                 Appendix 4/8/96


                                 PAGE 7 OF 9

COUNTRY        SUBCUSTODIAN                                             DEPOSITORIES
-------        ------------                                             ------------
THAILAND       HONGKONG & SHANGHAI BANKING CORP. LTD., BANGKOK                TSDC
                 Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                 Omnibus Supplement 12/29/93
                 Schedule 5/14/96

TRANSNATIONAL  BROWN BROTHERS HARRIMAN & CO.                                  Cedel
                                                                            Euroclear

TURKEY         CITIBANK, N.A., ISTANBUL                                      Takasbank
                                                                      Central Bank of Turkey
                 Citibank, N.A., New York Agt. 7/16/81
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96

UKRAINE        ING BANK UKRAINE                                                None
                 ING Bank Agreement 8/21/98

UNITED KINGDOM RBS TRUST BANK LTD.                                              CGO
                                                                                CMO
               RBS Trust Bank Ltd. Agreement 4/24/98                          CrestCo.

URUGUAY        BANKBOSTON, N.A., MONTEVIDEO                                     None
                 The First National Bank of Boston Agreement 1/5/88
                 Omnibus Amendment 2/22/94
                 Amendment 7/29/96

VENEZUELA      CITIBANK, N.A., CARACAS                                          CVV
                 Citibank, N.A., New York Agt. 7/16/81
                 New York Agreement Amendment 8/31/90
                 New York Agreement Amendment 7/26/96

ZAMBIA         STANBIC BANK ZAMBIA LTD. FOR STANDARD BANK OF SOUTH      LuSE Central Shares
               AFRICA                                                      Depository Ltd.
                 Standard Bank of South Africa Agreement 3/11/94
                 Subsidiary Amendment 10/3/96

ZIMBABWE       STANBIC BANK ZIMBABWE LTD. FOR STANDARD BANK OF SOUTH              None
               AFRICA
                 Standard Bank of South Africa Agreement 3/11/94
                 Subsidiary Amendment 10/3/96


NOTES:

     1.) THE DEPOSITORIES IN CHILE, COLOMBIA (DECEVAL), COSTA RICA, PANAMA AND VENEZUELA ARE PRESENTLY ELECTIVE. IT IS NOT THE CURRENT INTENTION OF BROWN BROTHERS HARRIMAN && CO. TO USE SUCH DEPOSITORIES UNLESS THEIR USE BECOMES COMPULSORY. EUROCLEAR IS COMPULSORY FOR FIXED INCOME OBLIGATIONS AND ELECTIVE FOR EQUITIES. CURRENTLY, BROWN BROTHERS HARRIMAN & CO. USES EUROCLEAR FOR SETTLEMENT OF EQUITIES WHERE WE ARE INSTRUCTED TO DO SO. WE DO NOT USE EUROCLEAR FOR THE ONGOING SAFEKEEPING OF EQUITIES.

     2.) IF YOU ARE AUTHORIZING INVESTMENT IN COSTA RICA, CYPRUS, ESTONIA, GHANA, LITHUANIA, MOROCCO, OR NIGERIA, THESE ARRANGEMENTS ARE THE SUBJECT OF ADDITIONAL INFORMATION IN SCHEDULE A TO THE FCM REPORT..

I HEREBY CERTIFY THAT AT ITS MEETING ON _____________________ THE BOARD APPROVED THE COUNTRIES AND CENTRAL DEPOSITORIES LISTED ON THIS APPENDIX
_________________________________
           SIGNATURE

     NAME:
     TITLE:
     DATE:

                                    APPENDIX "C"
                                         TO
                              THE CUSTODIAN AGREEMENT
                                      BETWEEN
                       NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                        AND
                           BROWN BROTHERS HARRIMAN & CO.

                       DATED AS OF _____________________,1999


THE FOLLOWING IS A LIST OF FUNDS FOR WHICH THE CUSTODIAN SHALL SERVE UNDER A CUSTODIAN AGREEMENT DATED AS OF _______________________ TO PROVIDE CUSTODIAL SERVICES TO THE FUNDS. (THE "AGREEMENT"):

                      Nicholas Applegate Worldwide Growth Fund
                      Nicholas Applegate Global Blue Chip Fund
                   Nicholas Applegate Global Growth & Income Fund
                     Nicholas Applegate Global Technology Fund
                 Nicholas Applegate International Core Growth Fund
               Nicholas Applegate International Small Cap Growth Fund
                     Nicholas Applegate Emerging Countries Fund
                        Nicholas Applegate Pacific Rim Fund
                       Nicholas Applegate Latin America Fund
                       Nicholas Applegate Greater China Fund
                      Nicholas Applegate Large Cap Growth Fund
                       Nicholas Applegate Mid Cap Growth Fund
                      Nicholas Applegate Small Cap Growth Fund
                      Nicholas Applegate Mini Cap Growth Fund
                           Nicholas Applegate Value Fund
                        Nicholas Applegate Convertible Fund
                     Nicholas Applegate Short-Intermediate Fund
                     Nicholas Applegate High Quality Bond Fund
                      Nicholas Applegate High Yield Bond Fund

IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAVE CAUSED THIS APPENDIX TO BE EXECUTED IN ITS NAME AND ON BEHALF OF EACH SUCH FUND.


NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
ON BEHALF OF EACH FUND
LISTED ABOVE                            BROWN BROTHERS HARRIMAN & CO.



BY:                                     BY:
   ----------------------------            ---------------------------------
NAME:                                   NAME:
TITLE:


                                          32